                                                                     EXHIBIT 4.1

                           HINES HORTICULTURE, INC.

                         SEVENTH AMENDMENT AND CONSENT
                              TO CREDIT AGREEMENT


         This SEVENTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of March 26, 1997 and entered into by and among HINES HORTICULTURE, INC. (formerly known as Hines Nurseries Inc.), a California corporation ("COMPANY"), SUN GRO HORTICULTURE INC., a Nevada corporation ("SUN GRO"), and SUN GRO HORTICULTURE CANADA LTD., a Canadian corporation ("SUN GRO CANADA"; together with Company and Sun Gro, collectively, "BORROWERS"), the financial institutions listed on the signature pages hereof ("LENDERS") and BT COMMERCIAL CORPORATION, as Agent for Lenders ("AGENT"), and, for purposes of
Section 6 hereof, the Credit Support Parties (as defined in Section 6 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of August 4, 1995 by and among Company, Sun Gro and Sun Gro Canada, Lenders and Agent, as amended by that certain First Amendment dated as of October 11, 1995, that certain Second Amendment dated as of October 26, 1995, that certain Third Amendment dated as of March 15, 1996, that certain Fourth Amendment dated as of August 28, 1996, that certain Fifth Amendment and Consent dated as of November 14, 1996, and that certain Sixth Amendment dated as of February 14, 1997 (as so amended, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                   RECITALS

         WHEREAS, Borrowers and Lenders desire to amend the Credit Agreement to
(i) increase the aggregate Revolving Loan Commitments by $15,000,000 (from $60,000,000 to $75,000,000), (ii) adjust certain of the financial covenants set forth therein, and (iii) make certain other amendments as set forth below;

         WHEREAS, Borrowers desire that Lenders consent to certain transactions relating to certain real property assets of Borrowers; and

         WHEREAS, subject to the terms and conditions of this Amendment, Lenders are willing to agree to such amendments.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT.

         1.1  AMENDMENTS TO SECTION 1: PROVISIONS RELATING TO DEFINED TERMS
              -------------------------------------------------------------

         A. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Blooming Farm", "Blooming Farm Lease" and "Blooming Farm Note" therefrom in their entirety and substituting the following therefor:

              "'BLOOMING FARM' means, collectively, (a) approximately 295 acres of real property located in Washington County, Oregon that is the subject of Blooming Farm Lease No. 1 and (b) approximately 53 acres of real property located in Washington County, Oregon that is the subject of Blooming Farm Lease No. 2.

              'BLOOMING FARM LEASE' means, collectively, Blooming Farm Lease No. 1 and Blooming Farm Lease No. 2.

              'BLOOMING FARM LEASE NO. 1' means that certain Agricultural Lease dated August 4, 1995, between BFI, as lessor, and Company, as lessee, as amended by that certain First Amendment to Agricultural Lease dated as of February 28, 1997, between BFI and Company.

              'BLOOMING FARM LEASE NO. 2' means that certain Agricultural Lease dated as of June 21, 1996, between BFI, as lessor and Company, as lessee.

              'BLOOMING FARM NOTE' means, collectively, (a) that Promissory Note dated as of August 4, 1995 in the original principal amount of $826,865.00, issued by BFI to OGP and (b) that Promissory Note dated as of June 21, 1996 in the original principal amount of $151,050.00, issued by BFI to Company."

         B. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Company Borrowing Base" therefrom in its entirety and substituting the following therefor:

              "'COMPANY BORROWING BASE' means, as at any date of determination, an aggregate amount equal to:

              (i) eighty-five percent (85%) of Eligible Accounts Receivable of Company plus
                 ----

              (ii) the lesser of (a) fifty percent (50%) of Eligible Inventory of Company and (b) an amount which, when aggregated with the amount calculated pursuant to clause (ii) of the definition of Sun Gro Borrowing Base (as set forth in the most recent Borrowing Base Certificate delivered to Agent) at such date of determination, equals $40,000,000 (it being understood that the amount calculated pursuant to this clause (ii) and the amount calculated pursuant to clause (ii) of the definition of Sun Gro Borrowing Base shall not at any time exceed $40,000,000), minus
                                                    -----

              (iii) the aggregate amount of reserves, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Accounts Receivable and Eligible Inventory of Company;

    provided that Agent, in the exercise of its Permitted Discretion, may (a)
    --------
    increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory of Company and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date."

         C. Subsection 1.1 of the Credit Agreement is hereby further amended by (i) deleting the reference to ", FRN" appearing after the word "Company" appearing in the first line of the definition of "Eligible Accounts Receivable", and (ii) by adding after the reference to "$10,000,000" appearing in the second line of clause (b) of the definition of "Eligible Accounts Receivable" the phrase "(or, during the period commencing on January 1 of any year and ending on April 30 of such year, up to $15,000,000)."

         D. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the first sentence of the definition of "Eligible Inventory" in its entirety and substituting therefor the following:

              "`ELIGIBLE INVENTORY' means, with respect to Company, or Sun Gro, the aggregate amount of Inventory of such Loan Party deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base minus, in the case of Eligible Inventory
                                      -----
    of Company, the Inventory Scrap Reserve."

         E. Subsection 1.1 of the Credit Agreement is hereby further amended by adding the following immediately after the definition of "Term Notes":

              "'TITLE POLICY' means an ALTA mortgagee title insurance policy issued by a title insurer reasonably satisfactory to Agent, in an amount reasonably satisfactory to Agent, assuring Agent that the applicable Mortgage creates a valid and enforceable first priority mortgage lien (or such other priority lien as may be specified in such Mortgage) on the applicable Real Property Asset, free and clear of all defects and encumbrances except Permitted Encumbrances and subject to a standard survey exception, which title insurance policy shall be in form and substance reasonably satisfactory to Agent and shall include an endorsement for mechanics' liens, for future advances under this Agreement, the Notes and the other Loan Documents, and for any other matters that Agent may reasonably request, and shall provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent."

         F. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the phrase "or FRN" appearing after each reference to "Company" appearing in the definition of "Inventory Scrap Reserve" and deleting the phrase "or FRN's" appearing after the reference to "Company's" appearing in such definition.

         G. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the two references to "$38,000,000" appearing in the term "Sun Gro Borrowing Base" and substituting therefor "$40,000,000" for each such reference.

         1.2    AMENDMENT TO SECTION 2:  AMOUNTS AND TERMS OF COMMITMENTS AND
                -------------------------------------------------------------
                LOANS
                -----

         Subsection 2.1A(iii) of the Credit Agreement is hereby amended by deleting the reference to "$60,000,000" contained therein and substituting "$75,000,000" therefor.

         1.3  AMENDMENTS TO SECTION 5:  REPRESENTATIONS AND WARRANTIES
              --------------------------------------------------------

         Section 5 of the Credit Agreement is hereby amended by adding thereto at the end thereof the following:

         "5.19  CERTAIN MERGERS.

              The merger of FRN, Inc. into FRN, with FRN being the surviving corporation, has become effective prior to March 26, 1997, and as a result of such merger, FRN, as the surviving corporation of such merger, by operation of law (with no further action required), succeeded to all of the rights, assets, properties, obligations and liabilities of FRN, Inc. as of the effective date of such merger. The merger of FRN into FN, with FN being the surviving corporation, has become effective prior to March 26, 1997 (and after the effectiveness of the merger described in the preceding sentence) and as a result of such merger, FN, as the surviving corporation of such merger, by operation of law (with no further action required), succeeded to all of the rights, assets, properties, obligations and liabilities of FRN as of the effective date of such merger. The merger of FN into Company, with Company being the surviving corporation, has become effective prior to March 26, 1997 (and after the effectiveness of the two mergers described in the two preceding sentences) and as a result of such merger, Company, as the surviving corporation of such merger, by operation of law (with no further action required), succeeded to all of the rights, assets, properties, obligations and liabilities of FN as of the effective date of such merger. The consummation of the three mergers described above does not adversely affect the water rights of the Loan Parties."

         1.4  AMENDMENT TO SUBSECTION 7.1:  INDEBTEDNESS.
              ------------------------------------------

         Subsection 7.1 of the Credit Agreement is hereby amended by adding at the end thereof the following:

              "Notwithstanding any of the foregoing, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than Indebtedness under the Loan Documents) if Company or such Subsidiary could not incur such Indebtedness under the Takeout Securities Indenture but for clause (xi) of the term "Permitted Indebtedness" as defined in such indenture."

         1.5  AMENDMENT TO SUBSECTION 7.6:  FINANCIAL COVENANTS
              -------------------------------------------------

         A. MINIMUM INTEREST COVERAGE RATIO. Subsection 7.6A of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:


                                                  MINIMUM
              "PERIOD                     INTEREST COVERAGE RATIO
    -----------------------------         -----------------------
      3rd Fiscal Quarter, 1995                   1.65:1.00
      4th Fiscal Quarter, 1995                   1.65:1.00
      1st Fiscal Quarter, 1996                   1.50:1.00
      2nd Fiscal Quarter, 1996                   1.50:1.00
      3rd Fiscal Quarter, 1996                   1.50:1.00
      4th Fiscal Quarter, 1996                   1.35:1.00
      1st Fiscal Quarter, 1997                   1.25:1.00
      2nd Fiscal Quarter, 1997                   1.35:1.00
      3rd Fiscal Quarter, 1997                   1.35:1.00
      4th Fiscal Quarter, 1997                   1.45:1.00
      1st Fiscal Quarter, 1998                   1.55:1.00
      2nd Fiscal Quarter, 1998                   1.70:1.00
      3rd Fiscal Quarter, 1998                   1.70:1.00
      4th Fiscal Quarter, 1998                   1.75:1.00
      1st Fiscal Quarter, 1999                   1.85:1.00
      2nd Fiscal Quarter, 1999                   1.90:1.00
      3rd Fiscal Quarter, 1999                   1.90:1.00
      4th Fiscal Quarter, 1999                   1.95:1.00
      1st Fiscal Quarter, 2000                   2.00:1.00
      2nd Fiscal Quarter, 2000                   2.10:1.00

      3rd Fiscal Quarter, 2000                   2.10:1.00
      4th Fiscal Quarter, 2000
          and each Fiscal Quarter thereafter     2.20:1.00"

        B. MAXIMUM LEVERAGE RATIO. Subsection 7.6B of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:

              "PERIOD                            MAXIMUM LEVERAGE RATIO
      -----------------------------            ---------------------------
      3rd Fiscal Quarter, 1995                          5.25:1.00
      4th Fiscal Quarter, 1995                          5.60:1.00
      1st Fiscal Quarter, 1996                          6.50:1.00
      2nd Fiscal Quarter, 1996                          5.60:1.00
      3rd Fiscal Quarter, 1996                          6.25:1.00
      4th Fiscal Quarter, 1996                          6.75:1.00
      1st Fiscal Quarter, 1997                          8.35:1.00
      2nd Fiscal Quarter, 1997                          6.50:1.00
      3rd Fiscal Quarter, 1997                          6.30:1.00
      4th Fiscal Quarter, 1997                          6.20:1.00
      1st Fiscal Quarter, 1998                          6.35:1.00
      2nd Fiscal Quarter, 1998                          5.10:1.00
      3rd Fiscal Quarter, 1998                          5.10:1.00
      4th Fiscal Quarter, 1998                          5.10:1.00
      1st Fiscal Quarter, 1999                          5.60:1.00
      2nd Fiscal Quarter, 1999                          4.50:1.00
      3rd Fiscal Quarter, 1999                          4.50:1.00
      4th Fiscal Quarter, 1999                          4.50:1.00
      1st Fiscal Quarter, 2000                          5.00:1.00
      2nd Fiscal Quarter, 2000                          4.00:1.00
      3rd Fiscal Quarter, 2000                          4.00:1.00
      4th Fiscal Quarter, 2000
          and each Fiscal Quarter thereafter            4.00:1.00"

        C. MINIMUM CONSOLIDATED ADJUSTED EBITDA. Subsection 7.6C of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:

                                                       MINIMUM CONSOLIDATED
             "PERIOD                                     ADJUSTED EBITDA
    --------------------------                     -------------------------
    3rd Fiscal Quarter, 1995                              $30,500,000
    4th Fiscal Quarter, 1995                              $31,000,000
    1st Fiscal Quarter, 1996                              $31,000,000
    2nd Fiscal Quarter, 1996                              $31,000,000
    3rd Fiscal Quarter, 1996                              $29,000,000
    4th Fiscal Quarter, 1996                              $27,750,000
    1st Fiscal Quarter, 1997                              $26,000,000
    2nd Fiscal Quarter, 1997                              $29,000,000
    3rd Fiscal Quarter, 1997                              $29,750,000
    4th Fiscal Quarter, 1997                              $32,250,000
    1st Fiscal Quarter, 1998                              $32,500,000
    2nd Fiscal Quarter, 1998                              $35,000,000
    3rd Fiscal Quarter, 1998                              $35,000,000
    4th Fiscal Quarter, 1998                              $36,000,000
    1st Fiscal Quarter, 1999                              $37,250,000
    2nd Fiscal Quarter, 1999                              $38,500,000
    3rd Fiscal Quarter, 1999                              $38,500,000
    4th Fiscal Quarter, 1999                              $38,500,000
    1st Fiscal Quarter, 2000                              $39,000,000
    2nd Fiscal Quarter, 2000                              $39,000,000
    3rd Fiscal Quarter, 2000                              $39,000,000
    4th Fiscal Quarter, 2000
        and each Fiscal Quarter thereafter                $39,000,000"


         1.6  AMENDMENT TO SUBSECTION 7.8:  CONSOLIDATED CAPITAL EXPENDITURES
              ---------------------------------------------------------------

         Subsection 7.8 of the Credit Agreement is hereby amended by deleting the reference to "FN" appearing in clause (v) thereof and substituting therefor the word "Company."

         1.7  AMENDMENT TO SUBSECTION 7.15; BORROWER'S NEGATIVE COVENANTS
              -----------------------------------------------------------

         AMENDMENTS OF CERTAIN DOCUMENTS.  Subsection 7.15B of the Credit
         -------------------------------
Agreement is hereby amended by deleting the comma appearing at the end of clause
(i) thereof and substituting therefor the phrase ", or any material terms of any of the Blooming Farm Exchange Documents or the Allendale Contract (each as defined in the

Seventh Amendment to this Agreement) in each case as in effect on the effectiveness date of the Seventh Amendment to this Agreement."

         1.8  SUBSTITUTION AND AMENDMENT OF SCHEDULES
              ---------------------------------------

         A.   SCHEDULES TO CREDIT AGREEMENT.  Schedule 2.1 to the Credit
                                              ------------
Agreement is hereby amended by deleting said Schedule 2.1 in its entirety and
                                             ------------
substituting in place thereof new Schedule 2.1 in the form of Annex A to this
                                  ------------                -------
Amendment. Schedule 4.1C to the Credit Agreement is hereby amended by (i) deleting therefrom the name and share information relating to Robert Grayman,
(ii) deleting "Robert Systems" therefrom and substituting therefor "Robert Systma," and (iii) deleting therefrom the following:


         "Company Name:                      Flynn Nurseries, Inc.
         Jurisdiction of
         Incorporation:                      California
         Authorized Shares:                  5,000,000
         Issued Shares:                      483,400
         Owner:                              Hines Horticulture, Inc.

         Company Name:                       Flynn Rainbow Nurseries, Inc.
         Jurisdiction of
         Incorporation:                      Hawaii
         Authorized Shares:                  1,000
         Issued Shares:                      1,000
         Owner:                              Flynn Nurseries, Inc.

         Company Name:                       FRN, Inc.
         Jurisdiction of
         Incorporation:                      California
         Authorized Shares:                  1,000
         Issued Shares:                      1,000
         Owner:                              Flynn Rainbow Nurseries, Inc."

Schedule 5.5 to the Credit Agreement is hereby amended by adding thereto additional information in the form of Annex A to this Agreement and by deleting therefrom information in the form of Annex A to this Agreement:

         B. SCHEDULES TO COMPANY SECURITY AGREEMENT. Schedules I, II and III to the Company Security Agreement are hereby amended by adding thereto additional information in the form of Annex B to this Amendment.
                                      -------

         C. SCHEDULE TO COMPANY TRADEMARK SECURITY AGREEMENT. Schedule A to the Company Trademark Security Agreement is hereby amended by adding thereto additional information in the form of Annex C to this Amendment.
                                      -------

         1.9  AMENDMENT OF EXHIBITS
              ---------------------

         EXHIBITS V AND VIII.  The third paragraph of Exhibit V to the Credit
                  -     ----                          ---------
Agreement is hereby amended by deleting the reference to "$60,000,000" and substituting "$75,000,000" therefor. Exhibit VIII to the Credit Agreement is
                                      ------------
hereby amended by deleting Annex 1 to said Exhibit VIII in its entirety and
                           -------         ------------
substituting in place thereof a new Annex 1 to Exhibit VIII in the form of Annex
                                    -------    ------------                -----
D to this Amendment.
-


         SECTION 2.  PRO RATA SHARES

         Upon the effectiveness of this Amendment, each existing Domestic Lender which increases its Revolving Loan Commitment (an "INCREASING LENDER" and collectively, the "INCREASING LENDERS"), as set forth on Schedule 2.1 to the
                                                         ------------
Credit Agreement, as amended by this Amendment, shall pay to Agent by wire transfer of immediately available funds such amount, if any, as calculated by Agent, as reflects such Increasing Lender's increased Pro Rata Share of the outstanding Revolving Loans (and, if applicable, such Increasing Lender's increased Pro Rata Share of any participations which have been funded by Domestic Lenders with respect to outstanding Letters of Credit). Agent shall promptly pay to each other Domestic Lender such amounts, if any, as calculated by Agent, as may be necessary to reflect such other Domestic Lender's then Pro Rata Share, as set forth on Schedule 2.1 to the Credit Agreement, as amended by
                            ------------
this Amendment, of the outstanding Revolving Loans (and, if applicable, such other Lender's then Pro Rata Share of any participations which have been funded by Domestic Lenders with respect to outstanding Letters of Credit).


         SECTION 3.  CONSENT

         A. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Loan Parties contained herein, Lenders hereby:

         1. consent to the like-kind exchange of real property located in Washington County, Oregon between BFI and Company as contemplated by the following documents (collectively, the "BLOOMING FARM EXCHANGE DOCUMENTS"): (i) Like-Kind Exchange Agreement dated as of February 28, 1997, between Company and BFI; (ii) Warranty Deed dated as of February 28, 1997, from Company, as grantor, to BFI, as grantee; (iii) Bill of Sale dated as of February 28, 1997, from Company, as grantor, to BFI, as grantee; (iv) Warranty Deed dated as of February 28, 1997, from BFI, as grantor to Company, as grantee; (v) Bill of Sale dated as of February 28, 1997, from BFI, as grantor to Company, as grantee; (vi) First Amendment to Agricultural Lease dated as of February 28, 1997, between BFI, as lessor and Company, as lessee; (vii) Request for Partial Reconveyance dated as of February 28, 1997 by Company, as beneficiary; (viii) Second Amendment to Line of Credit Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing (Oregon) dated as of February 28, 1997 between Agent, as beneficiary and Company, as grantor; (ix) Request for Partial Reconveyance dated as of February 28, 1997 by Agent, as beneficiary; (x) Amendment to Deed of Trust dated as of February 28, 1997 between Company, as beneficiary, and BFI, as grantor; (xi) Second Amendment to Pledge and Collateral Assignment dated as of February 28, between Agent, as secured party, and Company, as grantor; and (xii) First Amendment to Line of Credit Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing (Oregon) dated as of February 28, 1997 between Agent, as beneficiary, and Company, as grantor.

         2. acknowledge that, pursuant to that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated July 5, 1995, between M. Kirsch, as seller ("KIRSCH") and Hines Nurseries Inc. (predecessor in interest to Company), as buyer, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated May, 1996 (as amended, the "ALLENDALE CONTRACT"), Company is required to grant back to Kirsch a 55-acre parcel (the "RECONVEYANCE PARCEL") when the Reconveyance Parcel has been legally subdivided pursuant to applicable law. Lenders hereby consent to the transfer of the Reconveyance Parcel and agree to execute a request for partial reconveyance authorizing and requesting the trustee to release the Reconveyance Parcel from the lien of that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (California) dated as of December 9, 1996, from Company, as trustor, to Agent, as beneficiary, and recorded in the Official Records of Solano County, California on March 17, 1997.

         B.   Without limiting the generality of the provisions of subsection
10.6 of the Credit Agreement, the consent set forth above shall be limited precisely as written and relate solely to the Blooming Farm Exchange Documents and the Reconveyance Parcel in the manner and to the extent described above, and nothing in this Section 3 shall be deemed to:

         1. constitute a waiver of compliance by Company with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein (whether in connection with the Blooming Farm Exchange Documents, the Reconveyance Parcel or otherwise); or

         2. prejudice any right or remedy that Agent or any Lender may now have (except to the extent that such right or remedy was based upon existing defaults that will not exist after giving effect to this Section 3) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

         Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

         SECTION 4.  CONDITIONS TO EFFECTIVENESS

         Sections 1, 2 and 3 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SEVENTH AMENDMENT EFFECTIVE DATE"):

         A. On or before the Seventh Amendment Effective Date, Holdings and each Borrower shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Seventh Amendment Effective Date:

              1. Certified copies of its Articles or Certificate of Incorporation, or a Certificate of the corporate secretary or assistant secretary for each of Holdings and each Borrower certifying as of the Seventh Amendment Effective Date that:

                   a. The Certificate or Articles of Incorporation of Holdings or such Borrower have not been amended, modified or otherwise changed since the Closing Date;

                   b. The Bylaws of Holdings or such Borrower have not been amended, modified or otherwise changed since the Closing Date; and

                   c. The signature and incumbency certificates of officers of Holdings and each Borrower delivered in connection with the Fifth Amendment and attached to such Certificate being delivered pursuant to this Section 4.A.1. correctly reflects, as of the Seventh Amendment Effective Date, the signature and incumbency of each officer of Holdings and each Borrower listed therein and of each officer of Holdings and each Borrower executing this Amendment and each of the Loan Documents (including without limitation the Mortgage Modifications and the Allonges) entered into on or about the Seventh Amendment Effective Date.

              2. A good standing certificate of Holdings and each Borrower from the Secretary of State of the jurisdiction of its incorporation and the jurisdiction in which its principal place of business is located, each dated a recent date prior to the Seventh Amendment Effective Date;

              3. Resolutions of Board of Directors of each of Holdings and each Borrower approving and authorizing the execution, delivery, and performance of this Amendment, each of the other Loan Documents entered into on or about the Seventh Amendment Effective Date (including without limitation the Mortgage Modifications) and, in the case of Company and Sun Gro, approving and authorizing the execution, delivery and payment of each Allonge to Revolving Note, substantially in the form of Annex E to this
                                                            -------
    Amendment (collectively, the "ALLONGES"), certified as of the Seventh Amendment Effective Date by the applicable Loan Party's corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

              4. To the extent that the Certificate being delivered pursuant to Section 4.A.1.c. hereto does not certify as to the signature and incumbency of officers of Holdings or any Borrower, signature and incumbency certificates of officers of Holdings and/or such Borrower executing this Amendment and each of the other Loan Documents (including without limitation the Mortgage Modifications and the Allonges) entered into on or about the Seventh Amendment Effective Date;

              5. Copies of this Amendment executed by Holdings and each Borrower and each Lender, and the Allonges, each executed by Company and Sun Gro, drawn to the order of each Domestic Lender;

              6. Delivery to Agent of Uniform Commercial Code financing statement amendments with respect to Uniform Commercial Code financing statements that were filed as to the Collateral of FN, FRN or FRN, Inc.;

              7. If required by Agent, delivery to Agent of any cover sheets, if required, for filing with the United States Patent and Trademark Office in connection with any IP Collateral Documents of FN, FRN or FRN, Inc.;

              8. A Borrowing Base Certificate substantially in the form of Annex D annexed hereto, prepared as of a recent date prior to the Seventh
    -------
    Amendment Effective Date;

              9. An Officers' Certificate of Holdings and each Borrower, in form and substance satisfactory to Agent, to the effect that the representations and warranties in Section 5 of the Credit Agreement are true, correct and complete in all material respects on and as of the Seventh Amendment Effective Date (both before and after giving effect to this Amendment) to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Holdings or such Borrower shall have performed in all material respects all agreements (including without limitation each of the agreements in subsections 6.10, 6.12 and 6.14 of the Credit Agreement) and satisfied all conditions which this Amendment and the Credit Agreement as amended by this Amendment provide shall be performed or satisfied by it on or before the Seventh Amendment Effective Date except as otherwise disclosed to and agreed to in writing by Agent.

              10. Fully-executed and notarized (where applicable) copies of all of the Blooming Farm Exchange Documents, recorded in the official records of Washington County, Oregon (where applicable) in the order listed in Section 3.A. above.

              11. In connection with the Blooming Farm Exchange Documents, Title Policies insuring Agent's interest in the trust deeds securing the Real Property Assets that are the subject of the Blooming Farm Exchange Documents.

              12. In connection with the increase in the Revolving Loan Commitments, a fully executed and notarized modification, in form and substance satisfactory to Agent (collectively, the "MORTGAGE MODIFICATIONS"), to (a) each of the Initial Mortgages, (b) each of the Additional Mortgages that have been executed by any of the Borrowers or their Subsidiaries on or before the date hereof, (c) the Pledge and Collateral Consent Assignment dated as of October 2, 1995, executed by Company in favor of Agent (the "FIRST PLEDGE") and (d) the Pledge and Collateral Consent Assignment dated as of November 14, 1996, executed by Company in favor of Agent (the "SECOND PLEDGE").

              13. In connection with the increase in the Revolving Loan Commitments, CLTA Endorsements 110.5 (or the applicable equivalent in use in states where Real Property Assets are located), to each of the Initial Mortgage Policies, the Additional Mortgage Policies and any other Title Policy showing Agent as the insured party (collectively, the "TITLE ENDORSEMENTS"), dated as of the date of recording the date of the applicable Mortgage Modification and assuring Agent that the Initial Mortgages, the Additional Mortgages and the trust deeds that are the subject of the First Pledge and the Second Pledge remain valid and enforceable first priority mortgage liens on the respective Real Property Assets, free and clear of all defects and encumbrances except Permitted Encumbrances, which Title Endorsements shall be in form and substance reasonably satisfactory to Agent; provided, however, that this condition may also be satisfied by the
           --------  -------
    issuance of new lender's title policies, in form and substance reasonably satisfactory to Agent, and which new lender's title policies shall generally be in the form of the Initial Mortgage Policies and Additional Mortgage Policies (including, without limitation, all title endorsements thereto) dated as of the date of recordation of the applicable Mortgage Modification and assuring Agent that the Initial Mortgages, the Additional Mortgages and the trust deeds that are the subject of the First Pledge and the Second Pledge, as modified by the applicable Mortgage Modifications, are valid and enforceable first priority mortgage liens on the respective Real Property Assets, free and clear of all defects and encumbrances except Permitted Encumbrances. In addition, the Initial Mortgage Policies, the Additional Mortgage Policies and any other Title Policies shall be modified and/or endorsed to provide for any other matters that Agent may reasonably request, including, without limitation, to provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent.

              14. Delivery to Agent of the following: (i) an executed Agreement and Plan of Merger dated as of December 27, 1996 between FRN and FRN, Inc., certified by the Secretary of State of the State of California a certified copy of the Articles of Merger, with Certificate of Merger attached thereto, dated as of

    December 27, 1996 between FRN and FRN, Inc. certified by the Secretary of State of the State of Hawaii, (ii) an executed Agreement and Plan of Merger dated as of December 27, 1996 between FN and FRN, certified by the Secretary of State of the State of California a certified copy of the Articles of Merger, with Certificate of Merger attached thereto, dated as of December 27, 1996 between FRN and FRN, Inc. certified by the Secretary of State of the State of Hawaii, and (iii) an executed Agreement and Plan of Merger dated as of December 27, 1996 between FN and Company, certified by the Secretary of State of the State of California.

          B. On or before the Seventh Amendment Effective Date, Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Kirkland & Ellis, Schreck Morris, Rutan & Tucker and Baker, Manock & Jensen in each case counsel to Loan Parties, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Seventh Amendment Effective Date, substantially in the form set forth in Annex F, Annex G, Annex H and Annex I hereto, respectively, and as to such other
-------  -------  -------     -------
matters as Agent acting on behalf of Lenders may reasonably request, (ii) if requested by Lenders, originally executed copies of favorable written opinions of Rutan & Tucker, Davis Wright Tremaine, Thompson & Knight, Clark Klein & Beaumont and Nelson Mullins Riley & Scarborough, L.L.P., in each case local counsel to Loan Parties, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Seventh Amendment Effective Date, substantially in the form set forth in Annex J, and (iii) originally executed copies of a
                         -------
written opinion of Canadian counsel to Loan Parties in form and substance reasonably satisfactory to Agent and its counsel.

          C. Agent and each Lender shall have received the fees payable by Company on the Seventh Amendment Effective Date in such amounts as have been separately agreed upon.

          D. On or before the Seventh Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.


          SECTION 5.  COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

          A. CORPORATE POWER AND AUTHORITY. Each Loan Party hereto and BFI has all requisite corporate power and authority to enter into this Amendment and each of the other Loan Documents entered into as of the date hereof (including without limitation the Allonges and the Mortgage Modifications) and each of the Blooming Farm Exchange Documents, and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT") and such other Loan Documents and each of the Blooming Farm Exchange Documents.

          B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and each of the other Loan Documents entered into as of the date hereof (including without limitation the Allonges and the Mortgage Modifications) and each of the Blooming Farm Exchange Documents, the performance of the Amended Agreement and such other Loan Documents and each of the Blooming Farm Exchange Documents, and the payment of the Notes as amended by the Allonges (the "AMENDED NOTES") have been duly authorized by all necessary corporate action on the part of each Loan Party thereto and BFI.

          C. NO CONFLICT. The execution and delivery by each Loan Party hereto and BFI of this Amendment and each of the other Loan Documents entered into as of the date hereof (including without limitation the Allonges and the Mortgage Modifications) and each of the Blooming Farm Exchange Documents, the performance by each Loan Party hereto and BFI of the Amended Agreement and such other Loan Documents and each of the Blooming Farm Exchange Documents, and the payment of the Amended Notes by Company and Sun Gro do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries or BFI, the Certificate or Articles of Incorporation or Bylaws of Holdings or any of its Subsidiaries or BFI or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries or BFI, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries or BFI, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries or BFI (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries or BFI, except for such approvals or consents which have been obtained on or before the Seventh Amendment Effective Date and disclosed in writing to Lenders.

          D. GOVERNMENTAL CONSENTS. The execution and delivery by the Loan Parties hereto and BFI of this Amendment and each of the other Loan Documents entered into as of the date hereof (including without limitation the Allonges and the Mortgage Modifications) and each of the Blooming Farm Exchange Documents, the performance by the Loan Parties party hereto and BFI of the Amended Agreement and such other Loan Documents and each of the Blooming Farm Exchange Documents and the payment of the Amended Notes by Company and Sun Gro do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for (i) filings required by federal or state securities laws, (ii) such other registrations, consents, approvals, notices or other actions which have been made, obtained, given or taken on or before the Seventh Amendment Effective Date and (iii) filings and recordings which are required to be made to perfect security interests in the Collateral.

          E. BINDING OBLIGATION. This Amendment and each of the other Loan Documents entered into as of the date hereof (including without limitation the Allonges and the Mortgage Modifications) and each of the Blooming Farm Exchange Documents, have been duly executed and delivered by each Loan Party hereto and BFI, and each of this Amendment and such other Loan Documents, the Amended Agreement and the Amended Notes and each of the Blooming Farm Exchange Documents are the legally valid and binding obligations of each Loan Party thereto and BFI to the extent it is a party thereto, enforceable against such Loan Party or BFI, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of each of the Takeout Securities are enforceable against the holders thereof in accordance with their terms and the Loans, Letters of Credit and all other monetary Obligations under the Credit Agreement (after giving effect to the increase in the Revolving Loan Commitments contemplated by this Amendment) are, whether incurred before, on or after the Seventh Amendment Effective Date, within the definitions of "Senior Debt" and "Designated Senior Debt" included in such provisions.

          F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement and contained in the other Loan Documents are and will be true, correct and complete in all material respects on and as of the Seventh Amendment Effective Date (both before and after giving effect to this Amendment) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          G. ABSENCE OF DEFAULT. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.


          SECTION 6.  ACKNOWLEDGEMENT AND CONSENT

          Company is a party to the Company Guaranty, the Company Security Agreement, the Company Pledge Agreement, the Company Trademark Security Agreement, the Company Patent Security Agreement and the Collateral Account Agreement pursuant to which Company has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral to secure the Obligations and to secure its obligations under the Company Guaranty. Sun Gro is a party to the Domestic Subsidiary Guaranty, a Domestic

Subsidiary Security Agreement, the Domestic Subsidiary Pledge Agreement, a Domestic Subsidiary Trademark Security Agreement, and a Domestic Subsidiary Patent Security Agreement pursuant to which Sun Gro has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral to secure the Obligations and to secure the obligations of Sun Gro under the Domestic Subsidiary Guaranty. Sun Gro Canada is a party to the Canadian Subsidiary Security Agreement and the Canadian Subsidiary Pledge Agreement pursuant to which Company has created liens in favor of Agent on certain Collateral to secure the Obligations. Holdings is a party to the Holdings Guaranty and the Holdings Pledge Agreement pursuant to which Holdings has (i) guarantied the Obligations and (ii) pledged certain Collateral to Agent to secure the obligations of Holdings under the Holdings Guaranty. Company, Sun Gro, Sun Gro Canada, and Holdings are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and the Guaranties and Collateral Documents referred to above are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Borrowers now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Seventh Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          Each Credit Support Party (other than Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other

Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.


          SECTION 7.  MISCELLANEOUS

          A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          (i) On and after the Seventh Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

          B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

          C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Sections 1, 2 and 3 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by each Lender and each of the other parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                 BORROWERS:

                                 HINES HORTICULTURE, INC.
                                 (formerly known as Hines Nurseries Inc.)


                                 By: _______________________________
                                 Title: ____________________________



                                 SUN GRO HORTICULTURE INC.


                                 By: _______________________________
                                 Title: ____________________________



                                 SUN GRO HORTICULTURE CANADA LTD.


                                 By: _______________________________
                                 Title: ____________________________



                                 HINES HOLDINGS, INC.,
                                 (formerly known as Hines Horticulture Inc.)
                                 (for purposes of Section 6 only) as a Credit
                                 Support Party


                                 By: _______________________________
                                 Title: ____________________________

                                 LENDERS:

                                 BT COMMERCIAL CORPORATION,
                                 as a Domestic Lender and as Agent


                                 By: ________________________________
                                 Title: _____________________________



                                 BT BANK OF CANADA,
                                 as a Canadian Lender


                                 By: _______________________________
                                 Title: ____________________________



                                 BANKERS TRUST COMPANY,
                                 as an Issuing Lender


                                 By: _______________________________
                                 Title: ____________________________



                                 HARRIS TRUST AND SAVINGS BANK,
                                 as a Domestic Lender


                                 By: _______________________________
                                 Title: ____________________________



                                 FLEET BANK OF MASSACHUSETTS, N.A.,
                                 as a Domestic Lender and Canadian Lender


                                 By: _______________________________
                                 Title: ____________________________

                                 LASALLE NATIONAL BANK,
                                 as a Domestic Lender


                                 By: _______________________________
                                 Title: ____________________________



                                 NATIONSBANK OF TEXAS, N.A.,
                                 as a Domestic Lender and Canadian Lender


                                 By: _______________________________
                                 Title: ____________________________



                                 UNION BANK OF CALIFORNIA, N.A.,
                                 as a Domestic Lender and Canadian Lender


                                 By: _______________________________
                                 Title: ____________________________



                                 WELLS FARGO BANK, N.A.,
                                 as a Domestic Lender and Canadian Lender


                                 By: _______________________________
                                 Title: ____________________________



                                 BANK OF MONTREAL,
                                 as a Canadian Lender


                                 By: _______________________________
                                 Title: ____________________________